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              FIRST AMENDMENT TO REAL PROPERTY PURCHASE AGREEMENT
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     THIS AMENDMENT is dated as of June 18, 1999 by and between by and between
N'Tandem Properties, L.P. ("Purchaser") and Rio Grande Investors, LLC, a New Mexico limited liability company, Dale Allen Batinovich, as Trustee of the Dale Allen Batinovich Trust dtd 4/13/90, Maureen C. Jones, as Trustee of the Maureen
C. Jones Trust dtd 10/10/90, Howard W. Jones, as Trustee of the Howard W. Jones Trust dtd 3/14/90 and John W. Wallace, as Trustee of the Wallace Family 1995 Revocable Trust (individually and collectively referred to herein as "Seller").

                                  WITNESSETH:

     WHEREAS, Purchaser (as assignee of Chateau Communities, Inc. pursuant to the May 19,1999 Assignment between the parties hereto and N'Tandem Properties, L.P.) and Seller entered into that certain Purchase Agreement, with an effective date of May 10, 1999 regarding properties commonly known as Aztec Village Manufactured Housing Community and Village Park Manufactured Housing Community (the "Purchase Agreement");

     WHEREAS, Seller and Purchaser desire to amend the Agreement upon the terms and conditions stated herein.

     NOW THEREFORE, for valuable consideration and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1. Section 29E of the Purchase Agreement is hereby deleted and restated in its entirety as follows:

     "Seller hereby agrees and covenants to cooperate fully, at no expense to itself, with Buyer's post-closing audit of Seller's financial information. The parties hereto acknowledge and agree that such post-closing audit is being performed by Buyer for the purpose of confirming the accuracy of the financial information provided by Seller to Buyer prior to the expiration of the Investigation Period and to allow Buyer to conform to its reporting requirements."

     2. Except as hereby amended, all of the terms and conditions of the Agreement shall remain in full force and effect.

     3. This Amendment may be executed in counterparts which, when taken as a whole, shall constitute one completely executed agreement.
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     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Real Property Purchase Agreement as of the day first written above.

Rio Grande Investors, LLC

By:   /s/Matthew N. Follett
   -------------------------------
         Matthew N. Follett
         Managing Member

Batinovich Trust Dated 4/13/90

By:   /s/Dale Allen Batinovich
   -------------------------------
         Dale Allen Batinovich, Trustee


Maureen C. Jones Trust Dated 10/10/90

By:   /s/Maureen C. Jones
   -------------------------------
         Maureen C. Jones, Trustee

Howard  W. Jones Trust Dated 3/14/90

By:   /s/Howard W. Jones
   -------------------------------
         Howard W. Jones, Trustee


Wallace Family 1995 Revocable Trust

By:   /s/John W. Wallace
   -------------------------------
         John W. Wallace, Trustee


N'TANDEM PROPERTIES, L.P.


By:  N'Tandem Trust
       Its:  General Partner

By:   /s/Gary P. McDaniel
   -------------------------------
         Gary P. McDaniel
         Its:Trustee
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